Exhibit 4.4
FIRST SUPPLEMENTAL INDENTURE
     First Supplemental Indenture (this “Supplemental Indenture”), dated as of April 11, 2005, among Bell Racing Company, a Delaware corporation (the “Guaranteeing Subsidiary”), a subsidiary of Riddell Bell Holdings, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to below) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of September 30, 2004 providing for the issuance of 8.375% Senior Subordinated Notes due 2012 (the “Notes”);
     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.
     3. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
     4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
     5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
     Dated: April 11, 2005

Bell Racing Company
By:	/s/ Jeffrey L. Gregg
	Name:	Jeffrey L. Gregg
	Title:	CFO

Riddell Bell Holdings, Inc.
By:	/s/ Jeffrey L. Gregg
	Name:	Jeffrey L. Gregg
	Title:	CFO

Riddell Sports Group, Inc.
By:	/s/ William Sherman
	Name:	William Sherman
	Title:	President

Riddell, Inc.
By:	/s/ William Sherman
	Name:	William Sherman
	Title:	President

All American Sports Corporation
By:	/s/ William Sherman
	Name:	William Sherman
	Title:	President

MacMark Corporation
By:	/s/ William Sherman
	Name:	William Sherman
	Title:	President

Ridmark corporation
By:	/s/ William Sherman
	Name:	William Sherman
	Title:	President

Proacq Corp.
By:	/s/ William Sherman
	Name:	William Sherman
	Title:	President

Equilink Licensing, LLC
By:	/s/ William Sherman
	Name:	William Sherman
	Title:	President

RHC Licensing, LLC
By:	/s/ William Sherman
	Name:	William Sherman
	Title:	President

Pro-Line Team Sports, Inc.
By:	/s/ William Sherman
	Name:	William Sherman
	Title:	President

Pro-Line Equipment, Inc.
By:	/s/ William Sherman
	Name:	William Sherman
	Title:	President

Bell Sports Corp.
By:	/s/ Jeffrey L. Gregg
	Name:	Jeffrey L. Gregg
	Title:	CFO

Bell Sports, Inc.
By:	/s/ Jeffrey L. Gregg
	Name:	Jeffrey L. Gregg
	Title:	CFO

Giro Sport Design International, Inc.
By:	/s/ Jeffrey L. Gregg
	Name:	Jeffrey L. Gregg
	Title:	CFO

Bell Powersports, Inc.
By:	/s/ Jeffrey L. Gregg
	Name:	Jeffrey L. Gregg
	Title:	CFO

U.S. Bank National Association, as Trustee
By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President